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                             Exhibit 11

                    NRG GENERATING (U. S.)  INC.
              Computation of Earnings Per Common Share
          (Dollars in thousands, except per share amounts)

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
                                                           Three Months Ended
                                                       March 31,        March 31,
                                                         1997             1996
Net income (loss) applicable to
  common shares:
    Net income (loss)                              $        4,087   $       (4,927)

Primary:
  Shares for common and common share
  equivalent earnings (loss) per share (1):
    Weighted average number of
      common shares outstanding                         6,440,514        3,711,657
    Dilutive effect of outstanding
      stock options and warrants                          183,844                0

                                                        6,624,358        3,711,657

Net income (loss) per common share
  and common share equivalents                     $         0.62   $        (1.33)

Fully Diluted:
  Shares for common and common share
  equivalent earnings (loss) per share (2):
    Weighted average number of
      common shares outstanding                         6,440,514        3,711,657
    Dilutive effect of outstanding
      stock options and warrants                          183,844                0

                                                        6,624,358        3,711,657

Net income (loss) per common share
  and common share equivalents                     $         0.62   $        (1.33)

(1) Outstanding stock options, warrants and shares issuable under employee stock purchase plans are converted to common share equivalents by the treasury stock method using the average market price of the Company's shares during each period.

(2) Outstanding stock options, warrants and shares issuable under employee stock purchase plans are converted to common share equivalents by the treasury stock method using the greater of the average market price or the period-end market price of the Company's shares during each period.

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